LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQ.	WWW.LEGALANDCOMPLIANCE.COM
LAZARUS ROTHSTEIN, ESQ.	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQ., LLM	WWW.LAWCAST.COM
SCOTT BUSCEMI, ESQ.

OF COUNSEL:
CRAIG D. LINDER, ESQ.
PETER P. LINDLEY, JD, CPA, MBA	DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM
STUART REED, ESQ.
MARC S. WOOLF, ESQ.

August 26, 2016

OncBioMune Pharmaceuticals, Inc.

11441 Industriplex Blvd, Suite 190

Baton Rouge, LA 70809

Re: OncBioMune Pharmaceuticals, Inc. Registration Statement on Form S-1 (File No. 333-208129)

Gentlemen:

We have acted as counsel for OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 4,275,679 shares of common stock (the “Registered Shares”) offered for resale by that certain selling stockholder (the “Selling Stockholder”) named in the Company’s registration statement on Form S-1 (File No. 333-208129) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832